Exhibit 8

Dr. Reddy’s Laboratories Limited

Subsidiary companies

As of March 31, 2014

Name of the subsidiary	Country of Incorporation	Percentage of Direct/Indirect Ownership Interest
Aurigene Discovery Technologies (Malaysia) Sdn. Bhd.	Malaysia	100	%(3)
Aurigene Discovery Technologies Inc.	U.S.A.	100	%(3)
Aurigene Discovery Technologies Limited	India	100%
beta Institut gemeinnützige GmbH	Germany	100	%(8)
betapharm Arzneimittel GmbH	Germany	100	%(8)
Cheminor Investments Limited	India	100%
Chienna BV (from February 15, 2013)	Netherlands	100	%(14)
Chirotech Technology Limited	United Kingdom	100	%(5)
DRANU LLC (from July 9, 2012)	U.S.A.	50	%(16)
Dr. Reddy’s Bio-Sciences Limited	India	100%
Dr. Reddy’s Farmaceutica Do Brasil Ltda.	Brazil	100%
Dr. Reddy’s Laboratories (Australia) Pty. Limited	Australia	100	%(10)
Dr. Reddy’s Laboratories Canada, Inc. (from August 29, 2013)	Canada	100	%(10)
Dr. Reddy’s Laboratories (EU) Limited	United Kingdom	100	%(10)
Dr. Reddy’s Laboratories Inc.	U.S.A.	100	%(10)
Dr. Reddy’s Laboratories International SA	Switzerland	100	%(10)
Dr. Reddy’s Laboratories, LLC Ukraine	Ukraine	100	%(10)
Dr. Reddy’s Laboratories Louisiana LLC	U.S.A.	100	%(6)
Dr. Reddy’s Laboratories New York, Inc.	U.S.A.	100	%(10)
Dr. Reddy’s Laboratories (Proprietary) Limited	South Africa	100	%(10)
Dr. Reddy’s Laboratories Romania S.R.L.	Romania	100	%(10)
Dr. Reddy’s Laboratories SA	Switzerland	100%
Dr. Reddy’s Laboratories Tennessee, LLC	U.S.A.	100	%(6)
Dr. Reddy’s Laboratories (UK) Limited	United Kingdom	100	%(5)
Dr. Reddy’s New Zealand Limited.	New Zealand	100	%(10)
Dr. Reddy’s Pharma SEZ Limited	India	100%
Dr. Reddy’s Singapore PTE Limited, Singapore (from October 22, 2013)	Singapore	100	%(10)
Dr. Reddy’s Srl	Italy	100	%(11)
Dr. Reddy’s Venezuela, C.A.	Venezuela	100	%(10)
DRL Impex Limited	India	100%
Eurobridge Consulting B.V.	Netherlands	100	%(1)
Industrias Quimicas Falcon de Mexico, S.A. de CV	Mexico	100%
Idea2Enterprises (India) Pvt. Limited	India	100%
I-Ven Pharma Capital Limited	India	100	%(2)(12)
Kunshan Rotam Reddy Pharmaceutical Co. Limited (JV)	China	51.33	%(4)
Lacock Holdings Limited	Cyprus	100	%(10)
OOO Dr. Reddy’s Laboratories Limited	Russia	100	%(10)
OOO DRS LLC	Russia	100	%(9)
OctoPlus N.V. (from February 15, 2013)	Netherlands	100	%(13)
OctoPlus Development B.V. (from February 15, 2013)	Netherlands	100	%(14)
OctoPlus Sciences B.V. (from February 15, 2013)	Netherlands	100	%(14)
OctoPlus PolyActive Sciences B.V. (from February 15, 2013)	Netherlands	100	%(15)
OctoPlus Technologies B.V. (from February 15, 2013)	Netherlands	100	%(14)
OctoShare B.V. (from February 15, 2013)	Netherlands	100	%(14)
Promius Pharma LLC	U.S.A.	100	%(6)
Reddy Antilles N.V.	Netherlands	100%
Reddy Specialities GmbH (formerly Reddy beta GmbH)	Germany	100	%(8)
Reddy Cheminor S.A.	France	100	%(2)
Reddy Holding GmbH	Germany	100	%(10)
Reddy Netherlands B.V.	Netherlands	100	%(10)
Reddy Pharma Iberia SA	Spain	100%
Reddy Pharma Italia S.p.A.	Italy	100	%(7)
Reddy US Therapeutics Inc. (until July 3, 2013)	U.S.A.	100	%(1)

(1)	Indirectly owned through Reddy Antilles N.V.
(2)	Subsidiary under liquidation.
(3)	Indirectly owned through Aurigene Discovery Technologies Limited.
(4)

Kunshan Rotam Reddy Pharmaceutical Co. Limited is a subsidiary, as we hold a 51.33% stake. However, we account for this investment by the equity method and do not consolidate it in our financial statements.

(5)	Indirectly owned through Dr. Reddy’s Laboratories (EU) Limited.
(6)	Indirectly owned through Dr. Reddy’s Laboratories Inc.
(7)	Indirectly owned through Lacock Holdings Limited.
(8)	Indirectly owned through Reddy Holding GmbH.
(9)	Indirectly owned through Eurobridge Consulting B.V.
(10)	Indirectly owned through Dr. Reddy’s Laboratories SA.
(11)	Indirectly owned through Reddy Pharma Italia S.p.A.
(12)	Indirectly owned through DRL Impex Limited
(13)	Indirectly owned through Reddy Netherlands B.V.
(14)	Indirectly owned through OctoPlus N.V.
(15)	Indirectly owned through OctoPlus Sciences B.V.
(16)	DRANU LLC is consolidated in accordance with guidance available in IFRS 10.